Exhibit 99

KS BANCORP, INC

P.O. BOX 219

Kenly, NC 27542

PRESS RELEASE

July 29, 2003

Contact:	Harold T. Keen President and Chief Executive Officer (919) 284-4157	Earl W. Worley, Jr Chief Financial Officer (919) 284-4157

Kenly, NC—July 29, 2003, KS Bancorp, Inc. (KSAV) Announces Second Quarter 2003 Financial Results and Dividend Payment.

KS Bancorp, Inc. today reported consolidated earnings of $383,904 or $. 33 diluted earnings per share for the quarter ended June 30, 2003. Earnings for the same period in 2002 were $397,722 or $.34 diluted earnings per share.

Total assets as of June 30, 2003 were $191,159,780 compared to total assets of $191,058,774 at December 31, 2002.

In addition, KS Bancorp, Inc. announced today the payment of a quarterly cash dividend of $.16 per share for stockholders of record July 24, 2003 with payment to be made on August 5, 2003.

KS Bancorp, Inc. is a Kenly, North Carolina-based single bank holding company. KS Bank, Inc., a state-chartered savings bank, is KS Bancorp’s sole subsidiary. The Bank emphasizes being a community bank offering traditional banking products and services through its operation of six full service branches located in Kenly, Selma, Clayton, Garner, Goldsboro, and Wilson North Carolina.